Exhibit h (viii) under Form N-1A
                                        Exhibit 10 under Item 601/Reg.S-K




                      RECORDKEEPING AND INVESTMENT
                          ACCOUNTING AGREEMENT



     The parties to this Agreement are Federated Investment Management Company ("FIMCO"), a Delaware business trust, and Federated Services Company ("FServ"), a Pennsylvania corporation, each having its principal place of business at 1001 Liberty Avenue, Pittsburgh, PA 15222-3779 (collectively, "Federated"), and Investment Company Capital Corporation ("ICCC"), a Maryland corporation having its principal place of business at 1 South Street, Baltimore, Maryland 21202. This Agreement is made effective as of February 22, 2002.

                                 WITNESS

     WHEREAS, FIMCO provides general administrative, fund accounting, and dividend disbursing services to Large Cap Index Fund (the "Fund"), a duly authorized series of Federated Index Trust (the "Company"), pursuant to a Supervisory and Administrative Services Agreement dated February 22, 2002; and

     WHEREAS, FServ provides portfolio accounting services to the Fund pursuant to an Agreement for Fund Accounting Services, Administrative Services, Transfer Agency Services and Custody Procurement dated March 1, 1996;

     WHEREAS, the Company desires to invest all of the Fund's investable assets in Equity 500 Index Portfolio (the "Portfolio"), an investment company registered under the Investment Company Act of 1940 (the "1940 Act") and advised by Deutsche Asset Management, Inc. ("DeAM, Inc.");

     WHEREAS, the Fund will pay indirectly, as an investor in the Portfolio, fees paid by the Portfolio to DeAM, Inc. and other services providers;

     WHEREAS, to the Company's determination to make such investment was based on, in part, or ICCC's agreement, ICCC has agreed to perform certain investment accounting and recordkeeping services on a computerized accounting system (the "Portfolio Accounting System") in connection with maintaining certain accounting records of the Fund;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, mutually covenant and agree as follows:
                                 - 21 -

1.   Appointment of Sub-Agent.  Federated hereby constitutes and appoints
     -------------------------
     ICCC as sub-agent for the Fund to (a) perform certain administrative services and fund accounting services as set forth at Exhibit A; and (b) calculate the net asset value of the Fund (collectively, the "Services"). ICCC will perform such services at no cost in consideration of the Fund's investment in the Portfolio and the receipt by its affiliates of fees in consideration therewith.

2.   Representations  and Warranties of FIMCO.  FIMCO hereby  represents,
     -----------------------------------------
     warrants and acknowledges to ICCC:

     (a) That it is a business trust duly organized and existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as now being conducted; and

     (b) That the execution and delivery of this Agreement by FIMCO have been duly authorized by all necessary acts on the part of FIMCO and no other action or proceeding is necessary for the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by FIMCO and constitutes a legal, valid and binding obligation of FIMCO.

2.   Representations  and Warranties of FServ.  FServ hereby  represents,
     -----------------------------------------
     warrants and acknowledges to ICCC:

     (a) That it is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite power and authority to conduct its business as now being conducted; and

     (b) That the execution and delivery of this Agreement by FServ have been duly authorized by all necessary acts on the part of FServ and no other action or proceeding is necessary for the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by FServ and constitutes a legal, valid and binding obligation of FServ.

3.   Representations   and   Warranties   of  DeAM,   Inc.   ICCC  hereby
     -----------------------------------------------------
     represents, warrants and acknowledges to Federated:

     (a) That it is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power and authority to conduct its business as now being conducted; and

     (b) That the execution and delivery of this Agreement by ICCC have been duly authorized by all necessary acts on the part of ICCC and no other action or proceeding is necessary for the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by ICCC and constitutes a legal, valid and binding obligation of ICCC

4.   Duties and Responsibilities of Federated.
     -----------------------------------------

(a)   Based on  information  provided by ICCC,  Federated has  determined
          that  the  Portfolio   Accounting  System  is  appropriate  and
          suitable for its needs.

     (b) Federated shall provide to ICCC transaction and other related information that ICCC reasonably requests in writing to perform its duties and responsibilities hereunder. Federated shall provide such information in an electronic format mutually agreed upon by it and ICCC prior to the close of the New York Stock Exchange on each day ICCC prices the Fund's securities. (c) Federated shall provide to ICCC a certificate signed by a corporate officer as conclusive proof of any fact or matter that ICCC reasonably believes that it is required to ascertain from Federated. Federated shall also provide to ICCC written instructions signed by a corporate officer with respect to any matter concerning this Agreement that ICCC reasonably requests. ICCC may rely upon any written instruction furnished by any person that it reasonably believes to be a corporate officer of Federated, and shall not be held to have notice of any change of authority of any such person until Federated provides written notice thereof.

     (d) Federated shall preserve the confidentiality of the Portfolio Accounting System and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Portfolio Accounting System and the business of ICCC (collectively, "Confidential
          Information"). Federated shall not voluntarily disclose such Confidential Information to any other person other than its own employees or agents who reasonably have a need to know such information pursuant to this Agreement, or as may be required by applicable laws, rules or regulations. Federated shall return all such Confidential Information to ICCC upon termination or expiration of this Agreement, unless Federated is required to maintain such Confidential Information under applicable laws, rules or regulations.

     (e) If ICCC shall provide Federated direct access to the Portfolio Accounting System, Federated shall be fully responsible for any and all consequences of the use or misuse of the terminal device, passwords, access instructions and other means of access to the Portfolio Accounting System which are utilized by, assigned to or otherwise made available to Federated, except to the extent attributable to any negligence or willful misconduct by ICCC Federated agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of such system(s). ICCC shall be fully protected in acting hereunder upon any instructions, communications, data or other information received by ICCC by such means as fully and to the same effect as if delivered to ICCC by written instrument signed by the requisite corporate officer of Federated.

5.   Duties and Responsibilities of DeAM, Inc.
     -----------------------------------------

      (a) ICCC shall perform the Services in accordance with the Fund's registration statement and all applicable laws, rules and regulations.

     (b) ICCC shall prepare and maintain, in complete, accurate, and current form, all accounts and records (i) required to be maintained under the federal securities laws; (ii) necessary as a basis for calculation of the Fund's net asset value; or
          (iii) reasonably requested to be maintained by Federated. ICCC shall maintain such accounts and records in the manner and for the periods required by law or for such longer period as the parties may agree upon in writing. ICCC acknowledges that accounts and records maintained by ICCC shall be the property of the Fund.

     (c) ICCC shall preserve the confidentiality of the accounts and records required to be maintained under this Section 6. ICCC shall not voluntarily disclose information contained in, or relating to, such accounts and records to any other person other than its own employees or agents who reasonably have a need to know such information pursuant to this Agreement, or as may be required by applicable laws, rules or regulations. ICCC shall return all such accounts and records to Federated upon termination or expiration of this Agreement, unless ICCC is required to maintain such books and records under applicable laws, rules or regulations.

     (d) ICCC shall make available to Federated and the Fund for inspection or reproduction within a reasonable time, upon demand, all accounts and records of Fund maintained by DeAM, Inc.

     (f) ICCC shall assist the Fund's independent accountants, or upon approval of Federated or Fund or upon demand, any regulatory body, in any requested review of Fund's accounts and records maintained by ICCC. ICCC shall be reimbursed by Federated for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Inspections conducted by the Securities and Exchange Commission shall be considered routine. (g) ICCC shall not have any responsibility hereunder to Fund, Fund's shareowners or any other person or entity for moneys or securities of Fund, whether held by Fund or Fund's custodians.

6.   Indemnification.
     ----------------

     (a) FServ shall indemnify and hold ICCC harmless from and against any and all costs, expenses, losses, damages (including consequential, special and punitive damages), charges, reasonable counsel fees, payments and liabilities (including amounts paid in settlement, provided that FServ shall have approved such settlement) which may be asserted against or incurred by ICCC, or for which it may be liable, based upon:

1.    FServ's refusal or failure to  substantially  comply with the terms of this Agreement.

2.    FServ's  negligent or willful  misconduct  in  connection  with the performance of its duties under this Agreement, or the failure of any representation or warranty of FServ hereunder to be and remain materially true and correct at all times.

3.    The failure of FServ to comply with  applicable  laws in connection with the performance of its duties under this Agreement.

4.    Any  error,  omission,  inaccuracy  or other  deficiency  in Fund's accounts and records or other information provided by or on behalf of FServ to ICCC, or the failure of FServ to provide, or provide in a timely manner, the transaction or related information needed by ICCC to perform its functions.

5.    Payment  of money by ICCC at the  request  of FServ,  or the taking of any action by ICCC at the request of FServ which might make ICCC liable for payment of money; provided, however, that notwithstanding this indemnification, ICCC shall not be obligated to expend its own moneys or to take any action to pay money except in ICCC's sole discretion.

6.    The  legality  of the issue,  sale or purchase of any shares of the
               Fund, the sufficiency of the purchase or sale price, or the declaration of any dividend by the Fund, whether paid in cash or stock.

7.    The misuse,  whether  authorized or unauthorized,  of the Portfolio
               Accounting System to which ICCC provides FServ direct access hereunder or by any person who acquires access to such system(s) through the terminal device, passwords, access instruction or other means of access to such system(s) which are utilized by, assigned to or otherwise made available to FServ, except to the extent attributable to any negligence or willful misconduct by DeAM, Inc.

8.    ICCC's  action or  omission  to act under this  Agreement  upon any instructions, advice, notice, request, consent, certificate or other instrument or paper which it reasonably believes to have originated from FServ, the Fund, the Fund's custodian, or the Fund's independent public accountant and which it reasonably believes to be genuine and to have been properly executed.

9.    ICCC's  action or  omission  to act under  this  Agreement  in good faith reliance on the advice or opinion of counsel acceptable to both FServ and ICCC concerning the subject matter of this Agreement.

10.   ICCC's  action or  omission  to act under  this  Agreement  in good faith reliance on statements of counsel to the Fund, the Fund's independent accountants, and the corporate officers of FServ or the Fund.

     (b) ICCC shall indemnify and hold Federated and the Fund harmless from and against any and all costs, expenses, losses, damages (including consequential, special and punitive damages), charges, reasonable counsel fees, payments and liabilities (including amounts paid in settlement, provided that ICCC shall have approved such settlement) which may be asserted against or incurred by FIMCO or Fund, or for which it may be liable, based upon:

1.    ICCC's  refusal or failure to  substantially  comply with the terms of this Agreement.

2.    ICCC's  negligent  or willful  misconduct  in  connection  with the performance of its duties under this Agreement or the failure of any representation or warranty of ICCC hereunder to be and remain materially true and correct at all times.

3.    The failure of ICCC to comply  with  applicable  law in  connection with the performance of its duties under this Agreement.

4.    Any  error,  omission,  inaccuracy  or other  deficiency  in Fund's accounts and records or other information provided by or on behalf of ICCC to Federated, or the failure of ICCC to provide, or provide in a timely manner, the information needed by Federated to perform its functions.

5.    Federated's  action or  omission to act under this  Agreement  upon any instructions, advice, notice, request, consent, certificate or other instrument or paper which it reasonably  believes  to  have  originated  from  ICCC  or
               ICCC's independent public accountant and which it reasonably believes to be genuine and to have been properly executed.

6.    Federated's  action or  omission  to act under  this  Agreement  in good faith reliance on the advice or opinion of counsel acceptable to both Federated and ICCC concerning the subject matter of this Agreement.

7.    Federated's  action or  omission  to act under  this  Agreement  in good faith reliance on statements of counsel to ICCC, ICCC's independent accountants, and ICCC's corporate officers.

     (c) A party shall not be liable under this Section 7 with respect to any claim made against an otherwise indemnified party unless the party seeking indemnification shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the party seeking indemnification. Failure to provide notice as provided above shall relieve a party from liability only to the extent that the party is actually harmed or disadvantaged by the failure to provide timely notice, and shall not relieve a party from any liability that it may otherwise have without regard to Section 7. An indemnifying party shall be entitled to:

1.    participate,  at its own  expense,  in the defense of an action for which indemnity may be had against that party hereunder, and

2.    to  assume  control  of the  defense  of an  action  for  which the
               indemnifying   party  may  be  liable   hereunder  if  the
               indemnifying party engages counsel agreeable to the indemnified party to prosecute the defense; agreement to the selection of counsel not to be unreasonably withheld.

     (d) In the event of losses occasioned by the negligent error of ICCC in calculating the Fund's net asset value, FServ shall accept ICCC's offer to minimize or eliminate any resulting monetary damages by employing such alternatives as reprocessing fund shareowner transactions. ICCC shall bear the reasonable costs of reprocessing such transactions.

7.   Force  Majeure.  ICCC  shall not be  responsible  or liable  for its
     ---------------
     failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control or ability to minimize or redress, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

8. Procedures. ICCC and Federated may from time to time adopt procedures as they agree upon, and ICCC may conclusively assume that any procedure approved or directed by Federated does not conflict with or violate any requirements of Fund's prospectus, charter or declaration of trust, bylaws, any applicable law, rule or regulation, or any order, decree or agreement by which the Fund may be bound.

9.   Term and Termination. This Agreement may be terminated:
     ---------------------

     (a)  by mutual agreement of all parties;

     (b) at any time by the Company by withdrawing all of the Fund's interest in the Portfolio;

     (c) on not less than 90 days' prior written notice by ICCC to Federated and the Fund; or Federated to ICCC.

     (d)  automatically in the event of the termination of the:

          (1) Supervisory and Administrative Agreement between FIMCO and Company dated February 22, 2002,

          (2)  Agreement  for Fund  Accounting  Services,  Administrative
               Services,    Transfer    Agency   Services   and   Custody
               Procurement dated March 1, 1996; or

          (3) Third Party Feeder Fund Agreement dated February 22, 2002, between FIMCO and DeAM, Inc.;

     (e)  Upon termination of this Agreement:

          (1) Federated shall designate a successor (which may be Federated) by notice in writing to ICCC on or before the termination date.

          (2) ICCC shall deliver to the successor, or if none has been designated, to Federated, at ICCC's office, all records, funds and other properties of Fund deposited with or held by ICCC hereunder. In the event that neither a successor nor Federated takes delivery of all records, funds and other properties of Fund by the termination date, ICCC's sole obligation with respect thereto from the termination date until delivery to a successor or Federated shall be to exercise reasonable care to hold the same in custody in its form and condition as of the termination date, and ICCC shall be entitled to reasonable compensation therefor, including but not limited to all of its out-of-pocket costs and expenses incurred in connection therewith.

     (f)  The  indemnification  obligations  of the  parties set forth in
          Section 7 shall survive the termination of this Agreement with respect to any liability relating to actions or omissions prior to the termination.

10.  Notices.  All notices,  requests,  instructions  and other  writings
     --------
     shall be deemed to have been properly given hereunder if addressed as follows:

          If to Federated:

          Federated Investment Management Company/
          Federated Services Company
          1001 Liberty Avenue
          Pittsburgh, PA  15222-3779
          Attention: General Counsel

          If to ICCC

          Mutual Fund Services
          BT Alex. Brown Incorporated
          One South Street
          Baltimore, MD 21202
          Attention: Richard T. Hale

          or to such other address as a party may designate, in writing, to each other party.

11.  Miscellaneous.
     --------------

     (a) This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of New York, without reference to the choice of laws principles thereof.

     (b) All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     (c) The representations and warranties and the indemnification extended hereunder, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

     (d) The confidentiality provisions of Sections 5.D. and 6.C. shall continue after and survive the expiration, termination or cancellation of this Agreement.

     (e) No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     (f) The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     (g) The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (h) This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (i) If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and every provision of this Agreement shall remain in full force and effect and shall remain enforceable to the fullest extent permitted by applicable law.

     (j) This Agreement may not be assigned by either party hereto without the prior written consent of the other.

     (k) Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Federated and DeAM, Inc.

     (l) Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective and duly authorized officers, to be effective as of the day and year first above written.

                              Investment Company Capital Corporation



                              By:     ________________________________


                              Name:   ________________________________



                              Title:  ________________________________



                              Federated Investment Management Company



                              By:     ________________________________



                              Name:   ________________________________



                              Title:  ________________________________



                              Federated Services Company



                              By:     ________________________________



                              Name:   ________________________________



                              Title:  ________________________________


                                                                       Exhibit A
                      Financial Administration Service Analysis
------------------------------------------------------------------------------


EXPENSES

     1.0 Analyze Fund Expenses, Review Expense Accruals and Develop an Annual Expense Budget 4 Times Per Year for All Funds (Fiscal Quarters and at Fiscal Year End) DeAM, Inc.

a) Receive authorized fund invoices from Federated Fund Treasury ("FFT") and forward to fund accounting for payment. Record paid expenses into a tracking and budgeting module.

b) Reconcile paid expenses on fund accounting system to authorized expenses, and expense accruals to the expense accrual authorization letter.

c) Calculate average net assets for budgeting purposes using actual net assets year to date and projected year end assets provided by FFT. Calculate asset based expenses and project other expenses based on information received from FFT.

d) Update expense budget worksheet to calculate a new annual expense budget on a fund and class level. Review fund budget, class expense differentials and reimbursements for accuracy. Provide detailed explanation for any variations from previous budget and identify budgeted amounts to be challenged. Forward the challenge to FFT with rationale.

e) Submit proposed budget to FFT and request authorization to implement. Implement new budget once authorization is received.

f) Prepare hypothetical expense analyses and budgets for new/start up funds upon request.

Federated Fund Treasury

a)   Authorize proposed budget and new expense accruals

b) Works with designated parties within Federated to obtain estimates for annual expenses by category as well as responds to budget challenges submitted by Administrator.

     2.0 Verify Implementation of Authorized Expense Accruals on Fund Accounting System DeAM, Inc.

a)   Receive   authorization   to   implement   new   budget/accruals,   provide
     authorization to Fund Accounting, and review accounting system for correct implementation.

 3.0   Expense Related Management and Control Reporting by Complex
DeAM, Inc.

a) Compile monthly summary of basis point accruals by type for all funds. Used as a management reporting and control tool by Federated. b) Summarize daily payments of asset based fees for the month, verify calculation for accuracy, reconcile daily fees paid to total cash moved and report monthly fees to the Federated's corporate finance area. Report used by Federated's corporate finance area to reconcile cash received during the month.


INCOME AND CAPITAL GAIN DISTRIBUTIONS

     4.0 Forecast Income and Expenses for a Twelve Month Period (Fiscal Year and Excise Tax Year) and Recommend Amounts to be Distributed. Forecasts are updated each Month or Quarter, as Required DeAM, Inc.

a)   Forecast  fund  income  and  expenses  based  on  actual  or   hypothetical
     assets/portfolio.

b) Combine actual dividend and interest income with projected amounts for the12 month period to forecast annual gross income. Combine income forecast with annual budgeted and actual expenses to forecast net income.

c) Analyze income fluctuations and explain any variations (to one tenth of a cent per share) to the monthly or quarterly dividend amounts. Review class differential for appropriateness.

d)   Provide summary of realized capital gains to FFT.

e) Review recommended distribution for accuracy and submit workup to FFT for approval.

f) Upon receipt of distribution authorization, follow up with accounting and verify that correct dividend per share is recorded on the ex and payable dates.

g)   Verify total dividend amounts recorded by Fund Accounting

Federated Fund Treasury

a)   Review Dividend Recommendation for reasonableness.

b) Update Dividend Recommendation for applicable tax adjustments. c) Approve distribution amounts and authorize payment.

OVERSIGHT

     5.0 Review Fund's Net Asset Value Per Share and Accounting Records for Reasonability DeAM, Inc. Daily

a) Review fund accounting data for questionable fluctuations in accounts impacting NAV per share. Follow up and document resolution of any exceptions.

b) Review NAVs for appropriate class differential. Monthly Review monthly proof package prepared by Fund Accounting and follow up on and document resolutions to questionable items Other

a)   Review  non-standard  journal  entries  and  supporting   documentation  as
     required.

b) Review NAV error forms, error analysis and explanation prepared by Fund Accounting. Submit to FFT for approval of recommenhded action.

PERFORMANCE STATISTICS:  CALCULATION, REVIEW AND DELIVERY
  6.0   Compile and Review Performance Statistics
DeAM, Inc.

a) Calculate and Review SEC standard total returns for one month, one quarter, year to date, 1 year, 3 years, 5 years, 10 years and inception of fund. Other returns may be calculated as requested. Compare returns across classes for appropriate differential. Deliver final returns electronically to Federated.

b) Calculate hypothetical, tax adjusted, off period, gross or predecessor total returns regularly or as requested.

c) Detail review of income and other components of SEC yield as well as the SEC yield itself for accuracy.

1) Detail review of income for fluctuation on a daily basis and question any variations.

2) Compare yields to similar funds and question those outside of acceptable tolerances.

3)   Provide FFT with preliminary SEC yields for approval prior to release.

d) Calculate and review, on a daily basis, various distribution yields. Deliver yields electronically to Federated.

e) Calculate hypothetical yields and grossed up yields regularly or as requested.

f)   Calculate after tax total returns per new SEC regulations

7.0 Monitor Electronic Delivery of Total Returns and Yields
DeAM, Inc.

a)   Monitor/verify electronic delivery of daily yields and related data.

b) Monitor/verify electronic delivery of daily total returns and monthly SEC yields.

c) Notify FFT of any delivery issues as specified in Federated specific escalation procedure.

8.0 Provide Fund Performance Data to External Survey Companies
DeAM, Inc.

a) Coordinate with FFT to determine which external survey companies will be provided with performance data and the frequency, I.e. monthly, quarterly or semi-annually.

b) Prepare the required information and submit to external survey companies by established deadline.

c) Establish and maintain a working relationship with survey companies to assist with issue resolution when a fund has a discrepancy in a published report.

TAX RELATED SERVICES
9.0  Apply Tax Adjustments, Prepare Form 1099 and Generate Tax Reports
DeAM, Inc.

a)   Prepare 1099 reports for fund expenses paid.

b) Prepare tax analysis to make tax adjustments and develop disclosures for fund financial statements.

c)   Develop financial statement 93-2 ROC-SOP adjustment.

d)   Perform  Massachusetts   gain/loss   calculations  and  report  to  FFT  by
     established deadline.

e) Perform dividend received deduction calculation and report to FFT by established deadline.

f) Perform qualified 5 year gain calculation and report to FFT by established deadline.

FINANCIAL REPORTING
10.0  Plan and Coordinate Financial Reporting Projects and Audits
DeAM, Inc.

a) Shareholder Report, Prospectus and SAI production scheduling for both audited and unaudited reports in conjunction withFederated's Legal and Typeset departments.

b)   Pre-audit planning and scheduling.

c) Address issues identified during Administrator's review of 5 and 11 month audit packages.

d)   Preparation of audit confirms.

e)   Coordination of timely audit package handoffs to auditors.

f)   Respond to audit requests and questions.

g)   Review and recap audit performance after each cycle Federated Fund Treasury

a) Serves as main contact for any significant issues or problems during the audit

        b)       Signs management representation letter

     11.0 Prepare and Review Annual and Semi annual Shareholder Reports, Prospectus and SAIs DeAM, Inc.

        a)       Prepare and Review draft financial statements.

b) Foot, tic and tie, and cross reference disclosures throughout each report draft.

c)   Review to ensure  complete and accurate  disclosures  are  included,  which
     appropriately  reflect  fund  activity  and  portfolio   transactions  that
     occurred during the reporting periods.

d) Perform comprehensive review to ensure disclosures capture the most recently mandated GAAP, SEC and N1-A rules and regulations.

e)   Perform analytical review of asset based fees to tie to Note disclosure.

f)   Perform  analytical  review of per share and ratio  disclosures  at a class
     level,  which  ensures  results   appropriately  reflect  reporting  period
     operations and class differences.

g)   Prepare  adjustments  under  SOP 93-2 from the  Fund's  Tax  Provision  (as
     prepared  by  Federated  Fund  Tax)  and   incorporate   within   Financial
     Statements.

h)   Incorporate  other  tax  disclosures,   based  on  Federated   preferences,
     utilizing the Fund's Tax Provision.

i) Provide information to Federated to facilitate preparation of President's Message in the Shareholder Report.

j) Review President's Message for consistency with other areas of the Shareholder Report.

k) Collect, evaluate and consolidate first draft comments from all parties (Federated Legal, Portfolio Manager and Fund Treasury comments plus comments from fund's independent auditors) and submit to printer for second draft.

l) Review second proof and either release to print, or review and approve final page proofs for a timely release.

m)   Maintain database of indices utilized for MD&A charts.

n)   Maintain database of standard Notes to Financial Statements.

     12. 0 Preparation and filing of N-SAR, Calculation of 24-f 2 Share Registration Fee DeAM, Inc.

a)   Prepare and electronically file Form N-SAR Semi-annually

b) Draft a calculation of SEC Share Registration Fee pursuant to Rule 24(f)-2. Submit draft to FFT for approval and signature.

OTHER

13.0 Monthly/Quarterly Marketing Literature (portfolios)
DeAM, Inc.

a) Prepare monthly/quarterly listing of portfolio securities as instructed by Federated.

b)   Provide to Federated in electronic format for posting on website.

MONTHLY SERVICE QUALITY REPORTING TO CLIENT
14.0 Compile and Review Monthly Performance Quality Report
DeAM, Inc.

a) Prepare and deliver monthly status report for reporting progress and timeliness for financial reporting projects.

b) Prepare and deliver monthly status report summarizing timeliness and quality of expense budgets delivered.

c) Prepare and deliver the monthly report card summarizing quality and timeliness for all services delivered.






                          Fund Accounting Service Analysis
--------------------------------------------------------------------------


EXPENSES

Calculate daily expense accruals
Post expense accruals to general ledger
Verify postings
Funding of bill payments
Posting of bill payments
Reconciliation of expense balances
Determine adjustments/reclasses to expense accruals
Research/resolve differences

CAPITAL STOCK

Posting of capital stock activity
Verify accuracy of transmission/data from transfer agent
Move capital stock funding
Posting of capital stock funding entries
Verify capital stock account balances
        *Receivables
        *Payables
        *Paid in surplus
        *Par value
        *Broker commissions
Posting of share balance
Reconciliations of share balance
Research capital variances
Posting adjustments

INCOME DISTRIBUTIONS

Posting of distribution
Verify account balances
        *Income distribution payable
        *Capital gains distribution payable
        *Distributions paid from income
        *Distributions paid from capital gains
Authorization of cash movements
Funding of distributions
Calculation of reinvestment amounts
Authorization of reinvestments
Posting of reinvestment shares and dollars
Verification of all affected account balances
Research/resolve differences
Posting of distribution adjustments
Resolve all over/under distributions

PRICING

     Input published funds to NASDAQ Inform transfer agent of funds' NAV Prepare necessary documentation in the event of an NAV error. (capital stock activity, recalculate NAV, etc.)

MONTHLY SERVICE QUALITY REPORTING TO CLIENT

Prepare and deliver monthly status report summarizing:
        *pricing accuracy
        *open trades over 30 days
        *securities out for transfer
        *cash exceptions
        *provide reports for marketing literature
        *provide month end trust balance